News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Oct. 31, 2016

MEDIA CONTACT:	INVESTOR CONTACTS:
Keith Isbell (918) 573-7308	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Reports Strong Third-Quarter 2016 Financial Results

•	Continued Solid Financial Performance; Increasing Fee-Based Revenue; Cost Reductions

•	3Q 2016 Cash Flow from Operations of $618 million, Up 2%

•	3Q 2016 Net Income of $61 million, Up $101 million

•	3Q 2016 Adjusted EBITDA of $1.192 billion, Up $89 million or 8%

•	3Q 2016 Cash Available for Dividends and Other Uses of $441 million, $1.303 billion YTD

•	Williams Partners Provides Revised 2017 Capital Expenditures Guidance Related Primarily to Atlantic Sunrise Project Timing

TULSA, Okla. – Williams (NYSE: WMB) today announced its financial results for the three and nine months ended Sept. 30, 2016.

Williams Summary Financial Information	3Q		YTD
Amounts in millions, except per-share amounts. Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	2016	2015	2016	2015

GAAP Measures
Cash Flow from Operations	$618	$603	$2,082	$2,086
Net income (loss)	$61	($40)	($409)	$144
Net income (loss) per share	$0.08	($0.05)	($0.55)	$0.19

Non-GAAP Measures (1)
Adjusted income from continuing operations	$148	$167	$320	$399
Adjusted income from continuing operations per share	$0.20	$0.22	$0.43	$0.53
Adjusted EBITDA	$1,192	$1,103	$3,313	$3,038
Cash available for Dividends and other uses (2)	$441	$439	$1,303	$1,375
Dividend Coverage Ratio	2.94x	0.91x	1.17x	1.01x

(1)	Schedules reconciling adjusted income from continuing operations, adjusted EBITDA, Cash Available for Dividends and Dividend Coverage Ratio (non-GAAP measures) are available at www.williams.com and as an attachment to this news release.
(2)	As previously announced, effective with the third quarter of 2016, Williams reduced its regular quarterly dividend from $0.64 per share to $0.20 per share. The dividend reduction supports Williams’ plan to reinvest a portion of the cash available for dividends and other uses into Williams Partners.

Third-Quarter 2016 Financial Results

Williams reported third-quarter 2016 unaudited net income of $61 million, a $101 million increase from third-quarter 2015 net income. The favorable change was driven by the absence of $461 million of impairments of equity-method investments recognized in 2015. The improvement also reflected higher olefins margins at our Geismar plant, lower operating and maintenance expenses, and higher service revenues associated with expansion projects, partially offset by a $65 million additional loss upon completing the sale of our Canadian operations, higher interest expense, and expensed project development costs.

Year-to-date Williams reported an unaudited net loss of ($409) million, a $553 million decrease from the same time period in 2015. The unfavorable change was driven by increased impairment charges and the additional loss on sale associated with our Canadian operations, the absence of $126 million of insurance recoveries, expensed project development costs and higher interest incurred. The decrease also includes an unfavorable change in net income attributable to noncontrolling interests driven primarily by the impact of reduced incentive distributions from WPZ associated with the termination of the WPZ Merger Agreement as well as higher WPZ income. These declines were partially offset by the favorable impact of lower impairments of equity-method investments, an increase in olefins margins associated with our Geismar plant, decreases in operating and maintenance expenses, and higher equity earnings.

Williams reported third-quarter 2016 Adjusted EBITDA of $1.192 billion, an $89 million increase over third-quarter 2015. The improvement is due primarily to an $89 million increase in Adjusted EBITDA from the Williams Partners segment and an $8 million increase in the Other segment, partially offset by an $8 million decrease for the Williams NGL & Petchem segment.

Year-to-date, Williams reported Adjusted EBITDA of $3.313 billion, an increase of $275 million over the same period in 2015. The improvement is due primarily to a $289 million increase in Adjusted EBITDA from the Williams Partners segment and a $12 million increase in the Other segment, partially offset by a $26 million decrease at the Williams NGL & Petchem Services segment.

During third-quarter 2016, Williams reported Cash Available for Dividends and Other Uses of $441 million and received $220 million for its share of proceeds related to the sale of its Canadian assets.

During third-quarter 2016, Williams reduced borrowing on its credit facility by $265 million, reinvested $250 million via a private placement to purchase WPZ common units pursuant to its previously announced plans, and paid a cash dividend to shareholders totaling $150 million.

CEO Perspective

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“With Adjusted EBITDA growth across all five of the partnership’s operating areas and increased distributable cash flow achieved by Williams Partners, our strong third-quarter results highlighted once again the effectiveness of our strategy and how well-positioned we are to capture natural gas demand growth now and in the future.

“Our recent accomplishments reflect disciplined execution against our business plan. The new Kodiak, Gunflint and Rock Springs facilities all contributed to our growth in the third quarter. Despite the expanding number of major projects recently placed in-service, we reduced expenses on a year-to-date basis. We also completed win-win contract renegotiations with our customer Chesapeake and completed the sale of our Canadian businesses as we continue to take decisive actions to position our company for predictable growth.

“Our future growth is also visible in the number of projects now under construction. After receiving the necessary permits to begin construction, we began work in the third quarter on Dalton, Virginia Southside II and Phase 1 of Hillabee. Construction on our New York Bay Expansion project began this month while construction also continues on our Gulf Trace project. We are aiming to place all of these Transco-expansion projects into service next year.

“We are also excited to have the additional expertise and contributions of five new, independent energy-industry veterans on the Williams Board of Directors.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services and Other.

Williams	Modified and Adjusted EBITDA
	3Q 2016			3Q 2015			YTD 2016			YTD 2015
Amounts in millions	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA
Williams Partners	$1,070	$119	$1,189	$1,021	$79	$1,100	$2,629	$685	$3,314	$2,891	$134	$3,025
Williams NGL & Petchem	(62)	49	(13)	(5)	—	(5)	(529)	490	(39)	(13)	—	(13)
Other	(5)	21	16	(17)	25	8	(5)	43	38	(21)	47	26

Total	$1,003	$189	$1,192	$999	$104	$1,103	$2,095	$1,218	$3,313	$2,857	$181	$3,038

Definitions of modified EBITDA and adjusted EBITDA and schedules reconciling to net income are included in this news release.

Williams Partners Segment

Williams Partners is focused on natural gas and natural gas liquids (NGL) transportation, gathering, treating, processing and storage; NGL fractionation; olefins production; and crude oil production.

Williams Partners reported third-quarter 2016 Modified EBITDA of $1.07 billion, an increase of $49 million from third-quarter 2015. Adjusted EBITDA increased $89 million to $1.189 billion. The increase in Modified EBITDA was due primarily to $33 million higher olefins margins, $32 million higher fee-based revenues and $21 million lower operating and maintenance and selling, general, and administrative expenses. The 2016 period also included a $32 million additional loss associated with the completion of the sale of our Canadian operations and expensed project development costs, both of which are excluded from Adjusted EBITDA.

Year-to-date, Williams Partners reported Modified EBITDA of $2.629 billion, a decrease of $262 million over the same period in 2015. Adjusted EBITDA increased $289 million to $3.314 billion. The decrease in Modified EBITDA occurred primarily due to a $341 million impairment charge associated with the partnership’s held-for-sale Canadian operations, the absence in 2016 of $126 million in business interruption proceeds from the 2013 Geismar Olefins plant incident that were recorded in second-quarter 2015 and a $48 million impairment charge related to a gathering system. These were partially offset by higher olefins margins reflecting a full nine months of production at the Geismar Olefins plant, $101 million lower operating and maintenance and selling, general, and administrative expenses, $70 million higher joint-venture EBITDA primarily from Discovery and $65 million higher fee-based revenues. Adjusted EBITDA excludes the impairment charges and insurance proceeds described above.

Williams Partners’ complete financial results for third-quarter 2016 are provided in the earnings news release issued today by Williams Partners.

Williams NGL & Petchem Services

This segment currently includes petchem pipeline projects on the Gulf Coast. Prior to the sale of all of our Canadian-based assets effective Sept. 23, 2016, this segment also included an offgas processing plant in Canada at CNRL’s Horizon upgrader that went into service in first-quarter 2016. The segment also included a propane dehydrogenation facility growth project under development in Canada.

Williams NGL & Petchem Services reported third-quarter 2016 Modified EBITDA of ($62) million, a decrease of $57 million from third quarter 2015. Adjusted EBITDA decreased $8 million to ($13) million. The decrease in Modified EBITDA is due primarily to a $33 million additional loss associated with the completion of the sale of our Canadian operations and $16 million of Canadian project-development costs, both of which are excluded from Adjusted EBITDA.

Year-to-date, Williams NGL & Petchem Services reported Modified EBITDA of ($529) million, a decrease of $516 million over the same time period in 2015. Adjusted EBITDA decreased $26 million to ($39) million. The decrease in Modified EBITDA is due primarily to a $406 million impairment of our Canadian operations, a $33 million additional loss associated with the completion of the sale of our Canadian operations and $61 million of Canadian project-development costs all of which are excluded from Adjusted EBITDA.

Williams Partners Provides Revised 2017 Growth Capital Guidance Related Primarily to Atlantic Sunrise Project Timing

Williams Partners is revising its 2017 growth capital guidance amounts due primarily to the shift in Transco and related Northeast G&P growth spending caused by the revised Atlantic Sunrise in-service date, as well as new projects and other changes. As discussed in its press release dated Oct. 28, 2016, Williams Partners expects partial Atlantic Sunrise service to begin during the second half of 2017 and is now targeting full in-service during mid-2018. Consistent with prior financial practice, Williams Partners’ financial plan further risks these project cash flows by approximately six months. The following guidance range represents both the targeted in-service date and the further risked in-service date: total 2017 growth capital and investment expenditures are expected to be between $2.1 billion and $2.8 billion, including total 2017 growth capital for Transco, which is expected to be between $1.4 billion and $1.9 billion.

Third-Quarter 2016 Materials to be Posted Shortly; Q&A Webcast Scheduled for This Morning

Williams’ third-quarter 2016 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package.

Williams and Williams Partners plan to jointly host a Q&A live webcast today, (Oct. 31), at 9:30 a.m. EDT. A limited number of phone lines will be available at (888) 364-3105. International callers should dial (719) 325-2228. The conference ID is 6961753. A link to the webcast, as well as replays of the webcast, will be available for two weeks following the event at www.williams.com.

Form 10-Q

The company plans to file its third-quarter 2016 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams’ websites.

Non-GAAP Measures

This news release may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, cash available for dividends, and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

Cash available for dividends and other uses is defined as cash received from our ownership in MLPs, cash received (used) by the Williams NGL & Petchem Services segment (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Williams and not the underlying MLPs. We also calculate the ratio of cash available for dividends to the total cash dividends paid (dividend coverage ratio). This measure reflects our cash available for dividends relative to actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, or cash available for dividends and other uses are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting U.S. natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 60 percent of Williams Partners L.P. (NYSE: WPZ), including all of the 2 percent general-partner interest. Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins, Williams

Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected levels of cash distributions by Williams Partners L.P. (WPZ) with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and WPZ;

•	Amounts and nature of future capital expenditures;

•	Expansion of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions, including incentive distribution rights (IDRs), that we expect;

•	Whether we are able to pay current and expected levels of dividends;

•	Whether we will be able to effectively execute our financing plan including the receipt of anticipated levels of proceeds from planned asset sales;

•	Availability of supplies, including lower than anticipated volumes from third parties served by our midstream business, and market demand;

•	Volatility of pricing including the effect of lower than anticipated energy commodity prices and margins;

•

Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and timely execute our capital projects and other investment opportunities in accordance with our forecasted capital expenditures budget;

•	Our ability successfully expand our facilities and operations;

•	Development of alternative energy sources;

•	Availability of adequate insurance coverage and the impact of operational and developmental hazards and unforeseen interruptions;

•

The impact of existing and future laws, regulations, the regulatory environment, environmental liabilities, and litigation as well as our ability to obtain permits and achieve favorable rate proceeding outcomes;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on Feb. 26, 2016 and in Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q available from our offices or from our website at www.williams.com.

# # #

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Income (loss) attributable to The Williams Companies.,Inc. available to common stockholders	$70	$114	$(40)	$(715)	$(571)	$(65)	$(405)	$61	$(409)

Income (loss)—diluted earnings (loss) per common share	$.09	$.15	$(.05)	$(.95)	$(.76)	$(.09)	$(.54)	$.08	$(.55)

Adjustments:

Williams Partners
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60	64	70	$194
Impairment of certain assets	3	24	2	116	145	—	389	—	389
Loss related to Canada disposition	—	—	—	—	—	—	—	32	32
Severance and related costs	—	—	—	—	—	25	—	—	25
Constitution Pipeline project development costs	—	—	—	—	—	—	8	11	19
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	—	15
ACMP Merger and transition-related expenses	32	14	2	2	50	5	—	—	5
Share of impairment at equity-method investments	8	1	17	7	33	—	—	6	6
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—	—
Loss related to Geismar Incident	1	1	—	—	2	—	—	—	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—	—

Total Williams Partners adjustments	100	(45)	79	(48)	86	105	461	119	685

Williams NGL & Petchem Services
Impairment of certain assets	—	—	—	64	64	—	406	—	406
Loss related to Canada disposition	—	—	—	—	—	—	—	33	33
Canadian PDH facility project development costs	—	—	—	—	—	34	11	16	61
Gain on sale of certain assets	—	—	—	—	—	(10)	—	—	(10)

Total Williams NGL & Petchem Services adjustments	—	—	—	64	64	24	417	49	490

Other
Expenses associated with strategic alternatives	—	7	18	5	30	6	13	21	40
Other ACMP Merger and transition-related expenses	6	9	7	12	34	2	—	—	2
Severance and related costs	—	—	—	—	—	1	—	—	1
Contingency gain	—	—	—	(9)	(9)	—	—	—	—
Accrued long-term charitable commitment	—	—	—	8	8	—	—	—	—

Total Other adjustments	6	16	25	16	63	9	13	21	43

Adjustments included in Modified EBITDA	106	(29)	104	32	213	138	891	189	1,218

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	—	—	461	898	1,359	112	—	—	112
Impairment of goodwill—Williams Partners	—	—	—	1,098	1,098	—	—	—	—
Gain on sale of equity-method investment—Williams Partners	—	—	—	—	—	—	—	(27)	(27)
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	—	—	—	—	—	3	—	—	3
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	7	7	—	—	—	—
ACMP Acquisition-related financing expenses—Williams Partners	2	—	—	—	2	—	—	—	—
Interest income on receivable from sale of Venezuela assets—Other	—	(9)	(18)	—	(27)	(18)	(18)	—	(36)
Allocation of adjustments to noncontrolling interests	(33)	21	(212)	(767)	(991)	(83)	(154)	(41)	(278)

	(31)	12	231	1,236	1,448	14	(172)	(68)	(226)

Total adjustments	75	(17)	335	1,268	1,661	152	719	121	992
Less tax effect for above items	(28)	4	(129)	(473)	(626)	(61)	(202)	(39)	(302)

Adjustments for tax-related items (1)	5	9	1	(74)	(59)	—	34	5	39

Adjusted income available to common stockholders	$122	$110	$167	$6	$405	$26	$146	$148	$320

Adjusted diluted earnings per common share	$.16	$.15	$.22	$.01	$.54	$.03	$.19	$.20	$.43

Weighted-average shares—diluted (thousands)	752,028	752,775	753,100	751,930	752,460	751,040	751,297	751,858	751,406

(1)	The fourth quarter of 2015 includes an unfavorable adjustment related to the translation of certain foreign-denominated unrecognised tax benefits. The second and third quarters of 2016 include a favorable adjustment related to the reversal of a cumulative anticipatory foreign tax credit.

The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares

Note: outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Net income (loss)	$13	$183	$(173)	$(1,337)	$(1,314)	$(13)	$(505)	$131	$(387)
Provision (benefit) for income taxes	30	83	(65)	(447)	(399)	2	(145)	69	(74)
Interest expense	251	262	263	268	1,044	291	298	297	886
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)	(101)	(104)	(302)
Impairment of equity-method investments	—	—	461	898	1,359	112	—	—	112
Other investing (income) loss—net	—	(9)	(18)	—	(27)	(18)	(18)	(28)	(64)
method investments	136	183	185	195	699	189	191	194	574
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—	—
Depreciation and amortization expenses	427	428	432	451	1,738	445	446	435	1,326
Accretion for asset retirement obligations associated with nonregulated operations	6	9	6	7	28	7	8	9	24

Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918	$174	$1,003	$2,095

Williams Partners	$817	$1,053	$1,021	$1,112	$4,003	$955	$604	$1,070	$2,629
Williams NGL & Petchem Services	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(62)	(529)
Other	—	(4)	(17)	(8)	(29)	1	(1)	(5)	(5)

Total Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918	$174	$1,003	$2,095

(1):
Williams Partners	$100	$(45)	$79	$(48)	$86	$105	$461	$119	$685
Williams NGL & Petchem Services	—	—	—	64	64	24	417	49	490
Other	6	16	25	16	63	9	13	21	43

EBITDA	$106	$(29)	$104	$32	$213	$138	$891	$189	$1,218

Adjusted EBITDA:
Williams Partners	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$1,189	$3,314
Williams NGL & Petchem Services	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(13)	(39)
Other	6	12	8	8	34	10	12	16	38

Total Adjusted EBITDA	$918	$1,017	$1,103	$1,066	$4,104	$1,056	$1,065	$1,192	$3,313

(1)	Adjustments by segment are detailed in the “Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income,” which is also included in these materials.

Dividend Coverage Ratio

(UNAUDITED)

	2015					2016
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Distributions from WPZ (accrued / “as declared” basis) (3)	$515	$513	$513	$513	$2,054	$513	$513	$522	$1,548

Williams NGL & Petchem Services adjusted cash flow (see below)	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(13)	(39)
Corporate interest	(64)	(64)	(63)	(64)	(255)	(66)	(67)	(68)	(201)

Subtotal	446	446	445	443	1,780	433	434	441	1,308
WMB cash tax rate	-12%	0%	0%	0%	-3%	0%	-1%	0%	0%
WMB cash taxes (excludes cash taxes paid by WPZ) (1)	55	—	—	—	55	2	3	—	5
Corporate Capex	(6)	(5)	(6)	(7)	(24)	(6)	(4)	—	(10)

WMB cash available for dividends and other uses (4)	$495	$441	$439	$436	$1,811	$429	$433	$441	$1,303
WMB dividends paid	(434)	(442)	(480)	(480)	(1,836)	(480)	(481)	(150)	(1,111)

Excess cash available after dividends	$61	$(1)	$(41)	$(44)	$(25)	$(51)	$(48)	$291	$192
Dividend per share	$0.5800	$0.5900	$0.6400	$0.6400	$2.4500	$0.6400	$0.6400	$0.2000	$1.4800
Coverage ratio (2)(3)	1.14	1.00	0.91	0.91	0.99	0.89	0.90	2.94	1.17

Williams NGL & Petchem Services Adjusted Cash Flow:
Modified EBITDA	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(62)	(529)
Segment adjustments	—	—	—	64	64	24	417	49	490

Adjusted EBITDA	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(13)	(39)
Less: Maintenance Capex	—	—	—	—	—	—	—	—	—

Adjusted cash flow	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(13)	(39)

Notes:	(1)	A refund was received in the first quarter of 2015 related to a 2014 tax Net Operating Loss, due to bonus depreciation, that yielded a carryback refund from 2012.
	(2)	WMB cash available for dividends and other uses / WMB dividends paid.
	(3)	Cash distributions for the third and fourth quarters of 2015 and the first quarter of 2016 have been increased by $209 million. $209 million, and $10 million, respectively, in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios. Cash distributions for the third quarter of 2016 has been increased by $150 million in order to exclude the impact of the IDR waiver associated with the sale of the
	(4)	As previously announced, effective with the third quarter of 2016. Williams reduced its regular dividend from $0.64 per share to $0.20 per share. The dividend reduction supports Williams’ plan to reinvest a portion of the cash available for dividends and other uses into Williams Partners.

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

September 30, 2016

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$70	$114	$(40)	$(715)	$(571)	$(65)	$(405)	$61	$(409)

Income (loss)—diluted earnings (loss) per common share	$.09	$.15	$(.05)	$(.95)	$(.76)	$(.09)	$(.54)	$.08	$(.55)

Adjustments:

Williams Partners
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60	64	70	$194
Impairment of certain assets	3	24	2	116	145	—	389	—	389
Loss related to Canada disposition	—	—	—	—	—	—	—	32	32
Severance and related costs	—	—	—	—	—	25	—	—	25
Constitution Pipeline project development costs	—	—	—	—	—	—	8	11	19
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	—	15
ACMP Merger and transition-related expenses	32	14	2	2	50	5	—	—	5
Share of impairment at equity-method investments	8	1	17	7	33	—	—	6	6
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—	—
Loss related to Geismar Incident	1	1	—	—	2	—	—	—	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—	—

Total Williams Partners adjustments	100	(45)	79	(48)	86	105	461	119	685

Williams NGL & Petchem Services
Impairment of certain assets	—	—	—	64	64	—	406	—	406
Loss related to Canada disposition	—	—	—	—	—	—	—	33	33
Canadian PDH facility project development costs	—	—	—	—	—	34	11	16	61
Gain on sale of certain assets	—	—	—	—	—	(10)	—	—	(10)

Total Williams NGL & Petchem Services adjustments	—	—	—	64	64	24	417	49	490

Other
Expenses associated with strategic alternatives	—	7	18	5	30	6	13	21	40
Other ACMP Merger and transition-related expenses	6	9	7	12	34	2	—	—	2
Severance and related costs	—	—	—	—	—	1	—	—	1
Contingency gain	—	—	—	(9)	(9)	—	—	—	—
Accrued long-term charitable commitment	—	—	—	8	8	—	—	—	—

Total Other adjustments	6	16	25	16	63	9	13	21	43

Adjustments included in Modified EBITDA	106	(29)	104	32	213	138	891	189	1,218

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	—	—	461	898	1,359	112	—	—	112
Impairment of goodwill—Williams Partners	—	—	—	1,098	1,098	—	—	—	—
Gain on sale of equity-method investment—Williams Partners	—	—	—	—	—	—	—	(27)	(27)
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	—	—	—	—	—	3	—	—	3
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	7	7	—	—	—	—
ACMP Acquisition-related financing expenses—Williams Partners	2	—	—	—	2	—	—	—	—
Interest income on receivable from sale of Venezuela assets—Other	—	(9)	(18)	—	(27)	(18)	(18)	—	(36)
Allocation of adjustments to noncontrolling interests	(33)	21	(212)	(767)	(991)	(83)	(154)	(41)	(278)

	(31)	12	231	1,236	1,448	14	(172)	(68)	(226)

Total adjustments	75	(17)	335	1,268	1,661	152	719	121	992
Less tax effect for above items	(28)	4	(129)	(473)	(626)	(61)	(202)	(39)	(302)

Adjustments for tax-related items (1)	5	9	1	(74)	(59)	—	34	5	39

Adjusted income available to common stockholders	$122	$110	$167	$6	$405	$26	$146	$148	$320

Adjusted diluted earnings per common share	$.16	$.15	$.22	$.01	$.54	$.03	$.19	$.20	$.43

Weighted-average shares—diluted (thousands)	752,028	752,775	753,100	751,930	752,460	751,040	751,297	751,858	751,406

(1)	The fourth quarter of 2015 includes an unfavorable adjustment related to the translation of certain foreign-denominated unrecognized tax benefits. The second and third quarters of 2016 include a favorable adjustment related to the reversal of a cumulative anticipatory foreign tax credit.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues	$1,197	$1,241	$1,239	$1,487	$5,164	$1,229	$1,202	$1,247	$3,678
Product sales	519	598	560	519	2,196	431	534	658	1,623

Total revenues	1,716	1,839	1,799	2,006	7,360	1,660	1,736	1,905	5,301

Costs and expenses:
Product costs	462	494	426	397	1,779	318	401	461	1,180
Operating and maintenance expenses	387	437	403	428	1,655	391	394	394	1,179
Depreciation and amortization expenses	427	428	432	451	1,738	445	446	435	1,326
Selling, general, and administrative expenses	196	174	177	194	741	221	158	177	556
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—	—
Net insurance recoveries—Geismar Incident	—	(126)	—	—	(126)	—	—	—	—
Impairment of long-lived assets	3	24	2	180	209	8	802	1	811
Other (income) expense—net	14	16	3	7	40	15	23	92	130

Total costs and expenses	1,489	1,447	1,443	2,755	7,134	1,398	2,224	1,560	5,182

Operating income (loss)	227	392	356	(749)	226	262	(488)	345	119
Equity earnings (losses)	51	93	92	99	335	97	101	104	302
Impairment of equity-method investments	—	—	(461)	(898)	(1,359)	(112)	—	—	(112)
Other investing income (loss)—net	—	9	18	—	27	18	18	28	64
Interest incurred	(273)	(278)	(280)	(287)	(1,118)	(306)	(306)	(304)	(916)
Interest capitalized	22	16	17	19	74	15	8	7	30
Other income (expense)—net	16	34	20	32	102	15	17	20	52

Income (loss) before income taxes	43	266	(238)	(1,784)	(1,713)	(11)	(650)	200	(461)
Provision (benefit) for income taxes	30	83	(65)	(447)	(399)	2	(145)	69	(74)

Net income (loss)	13	183	(173)	(1,337)	(1,314)	(13)	(505)	131	(387)
Less: Net income (loss) attributable to noncontrolling interests	(57)	69	(133)	(622)	(743)	52	(100)	70	22

Net income (loss) attributable to The Williams Companies, Inc.	$70	$114	$(40)	$(715)	$(571)	$(65)	$(405)	$61	$(409)

Diluted earnings (loss) per common share:
Net income (loss)	$.09	$.15	$(.05)	$(.95)	$(.76)	$(.09)	$(.54)	$.08	$(.55)
Weighted-average number of shares used in computations (thousands)	752,028	752,775	749,824	749,902	749,271	750,322	750,649	751,858	750,579
Common shares outstanding at end of period (thousands)	748,912	749,529	749,740	749,789	749,789	750,484	750,599	750,757	750,757
Market price per common share (end of period)	$50.59	$57.39	$36.85	$25.70	$25.70	$16.07	$21.63	$30.73	$30.73
Cash dividends declared per share	$.58	$.59	$.64	$.64	$2.45	$.64	$.64	$.20	$1.48

Note:	The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Net income (loss)	$13	$183	$(173)	$(1,337)	$(1,314)	$(13)	$(505)	$131	$(387)
Provision (benefit) for income taxes	30	83	(65)	(447)	(399)	2	(145)	69	(74)
Interest expense	251	262	263	268	1,044	291	298	297	886
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)	(101)	(104)	(302)
Impairment of equity-method investments	—	—	461	898	1,359	112	—	—	112
Other investing (income) loss—net	—	(9)	(18)	—	(27)	(18)	(18)	(28)	(64)
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189	191	194	574
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—	—
Depreciation and amortization expenses	427	428	432	451	1,738	445	446	435	1,326
Accretion for asset retirement obligations associated with nonregulated operations	6	9	6	7	28	7	8	9	24

Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918	$174	$1,003	$2,095

Williams Partners	$817	$1,053	$1,021	$1,112	$4,003	$955	$604	$1,070	$2,629
Williams NGL & Petchem Services	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(62)	(529)
Other	—	(4)	(17)	(8)	(29)	1	(1)	(5)	(5)

Total Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918	$174	$1,003	$2,095

Adjustments included in Modified EBITDA (1):
Williams Partners	$100	$(45)	$79	$(48)	$86	$105	$461	$119	$685
Williams NGL & Petchem Services	—	—	—	64	64	24	417	49	490
Other	6	16	25	16	63	9	13	21	43

Total Adjustments included in Modified EBITDA	$106	$(29)	$104	$32	$213	$138	$891	$189	$1,218

Adjusted EBITDA:
Williams Partners	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$1,189	$3,314
Williams NGL & Petchem Services	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(13)	(39)
Other	6	12	8	8	34	10	12	16	38

Total Adjusted EBITDA	$918	$1,017	$1,103	$1,066	$4,104	$1,056	$1,065	$1,192	$3,313

(1)	Adjustments by segment are detailed in the “Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income,” which is also included in these materials.

Williams Partners

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues	$1,192	$1,231	$1,232	$1,480	$5,135	$1,226	$1,210	$1,252	$3,688
Product sales	519	599	560	518	2,196	428	530	655	1,613

Total revenues	1,711	1,830	1,792	1,998	7,331	1,654	1,740	1,907	5,301
Segment costs and expenses:
Product costs	463	494	426	396	1,779	317	403	463	1,183
Operating and maintenance expenses	373	424	387	412	1,596	374	379	377	1,130
Selling, general, and administrative expenses	193	164	156	171	684	181	139	147	467
Net insurance recoveries—Geismar Incident	—	(126)	—	—	(126)	—	—	—	—
Impairment of long-lived assets	3	24	2	116	145	6	396	1	403
Other segment costs and expenses	(2)	(20)	(15)	(14)	(51)	10	10	43	63

Total segment costs and expenses	1,030	960	956	1,081	4,027	888	1,327	1,031	3,246
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189	191	194	574

Modified EBITDA	817	1,053	1,021	1,112	4,003	955	604	1,070	2,629
Adjustments	100	(45)	79	(48)	86	105	461	119	685

Adjusted EBITDA	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$1,189	$3,314

Statistics for Operated Assets
Interstate Transmission
Throughput (Tbtu)	1,207.8	967.9	981.5	978.5	4,135.7	1,132.8	983.9	1,040.0	3,156.7
Avg. daily transportation volumes (Tbtu)	13.5	10.6	10.7	10.7	11.3	12.5	10.8	11.3	11.6
Avg. daily firm reserved capacity (Tbtu)	13.5	14.0	14.5	14.8	14.2	15.0	14.5	14.6	14.7

Gathering and Processing
Gathering volumes (Bcf per day)—Consolidated (1)	8.58	8.44	8.15	8.20	8.34	8.24	8.13	8.39	8.25
Gathering volumes (Bcf per day)—Non-consolidated (2)	3.35	3.67	3.73	3.65	3.60	3.74	3.69	3.67	3.70
Plant inlet natural gas volumes (Bcf per day)—Consolidated (1)	3.59	3.53	3.54	3.42	3.52	3.46	3.40	3.66	3.51
Plant inlet natural gas volumes (Bcf per day)—Non-consolidated (2)	0.36	0.62	0.63	0.60	0.55	0.56	0.54	0.60	0.57

Consolidated (1)
Ethane margin ($/gallon)	$.13	$.13	$.13	$.11	$.12	$.08	$.02	$.06	$.05
Non-ethane margin ($/gallon)	$.28	$.26	$.23	$.25	$.25	$.20	$.36	$.25	$.26
NGL margin ($/gallon)	$.24	$.22	$.19	$.20	$.21	$.15	$.20	$.18	$.18

Ethane equity sales (million gallons)	54	49	66	70	239	85	101	88	274
Non-ethane equity sales (million gallons)	131	122	125	139	517	134	109	156	399

NGL equity sales (million gallons)	185	171	191	209	756	219	210	244	673

Ethane production (million gallons)	111	149	165	161	586	188	234	216	638
Non-ethane production (million gallons)	408	418	444	409	1,679	394	382	462	1,238

NGL production (million gallons)	519	567	609	570	2,265	582	616	678	1,876

Non-consolidated (2)
NGL equity sales (million gallons)	17	22	21	20	80	20	19	20	59
NGL production (million gallons)	62	79	81	72	294	65	74	82	221

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	2	213	404	447	1,066	423	391	419	1,233
Geismar ethylene margin ($/lb) (3)	$—	$.22	$.16	$.11	$.15	$.13	$.15	$.21	$.16
Canadian propylene sales volumes (million lbs)	39	38	44	40	161	33	8	46	87
Canadian alky feedstock sales volumes (million gallons)	7	6	6	7	26	7	2	6	15

Overland Pipeline Company (2)
NGL transportation volumes (Mbbls)	10,845	13,860	15,075	15,527	55,307	16,814	18,410	18,535	53,759

(1)	Excludes volumes associated with equity-method investments that are not consolidated for financial reporting purposes.
(2)	Includes 100% of the volumes associated with operated equity-method investments.
(3)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams NGL & Petchem Services

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Service revenues	$—	$1	$1	$—	$2	$—	$2	$—	$2
Product sales	—	—	—	—	—	3	14	8	25

Total revenues	—	1	1	—	2	3	16	8	27
Segment costs and expenses:
Product costs	—	—	—	—	—	2	7	4	13
Operating and maintenance expenses	4	2	4	3	13	9	20	15	44
Selling, general, and administrative expenses	2	2	2	2	8	38	12	18	68
Impairment of long-lived assets	—	—	—	64	64	2	406	—	408
Other (income) expense—net	(1)	—	—	1	—	(10)	—	33	23

Total segment costs and expenses	5	4	6	70	85	41	445	70	556

Modified EBITDA	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(62)	(529)
Adjustments	—	—	—	64	64	24	417	49	490

Adjusted EBITDA	$(5)	$(3)	$(5)	$(6)	$(19)	$(14)	$(12)	$(13)	$(39)

Capital Expenditures and Investments

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Capital expenditures:
Williams Partners	$735	$715	$692	$653	$2,795	$463	$518	$491	$1,472
Williams NGL & Petchem Services	91	102	78	85	356	45	34	17	96
Other	6	5	1	4	16	5	4	—	9

Total*	$832	$822	$771	$742	$3,167	$513	$556	$508	$1,577

Purchases of businesses (net of cash acquired):
Williams Partners	$—	$112	$—	$—	$112	$—	$—	$—	$—

Total	$—	$112	$—	$—	$112	$—	$—	$—	$—

Purchases of investments:
Williams Partners	$83	$400	$45	$66	$594	$63	$59	$123	$245
Other	—	—	1	—	1	—	—	—	—

Total	$83	$400	$46	$66	$595	$63	$59	$123	$245

Summary:
Williams Partners	$818	$1,227	$737	$719	$3,501	$526	$577	$614	$1,717
Williams NGL & Petchem Services	91	102	78	85	356	45	34	17	96
Other	6	5	2	4	17	5	4	—	9

Total	$915	$1,334	$817	$808	$3,874	$576	$615	$631	$1,822

Capital expenditures incurred, purchases of businesses (net of cash acquired), and purchases of investments:
Increases to property, plant, and equipment	$738	$816	$757	$713	$3,024	$525	$495	$448	$1,468
Purchases of businesses (net of cash acquired)	—	112	—	—	112	—	—	—	—
Purchases of investments	83	400	46	66	595	63	59	123	245

Total	$821	$1,328	$803	$779	$3,731	$588	$554	$571	$1,713

*Increases to property, plant, and equipment	$738	$816	$757	$713	$3,024	$525	$495	$448	$1,468
Changes in related accounts payable and accrued liabilities	94	6	14	29	143	(12)	61	60	109

Capital expenditures	$832	$822	$771	$742	$3,167	$513	$556	$508	$1,577

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Depreciation and amortization:
Williams Partners	$419	$419	$423	$441	$1,702	$435	$432	$426	$1,293
Williams NGL & Petchem	1	1	1	1	4	1	6	2	9
Other	7	8	8	9	32	9	8	7	24

Total	$427	$428	$432	$451	$1,738	$445	$446	$435	$1,326

Other selected financial data:
Cash and cash equivalents	$341	$204	$125	$100	$100	$164	$135	$77	$77
Total assets	$50,325	$51,034	$50,694	$49,020	$49,020	$48,807	$48,124	$47,288	$47,288
Capital structure:
Debt
Commercial paper	$—	$1,743	$1,530	$499	$499	$135	$196	$2	$2
Current	$801	$377	$377	$176	$176	$976	$786	$785	$785
Noncurrent	$21,559	$21,158	$21,680	$23,812	$23,812	$23,701	$24,394	$23,932	$23,932
Stockholders’ equity	$8,212	$7,928	$7,387	$6,148	$6,148	$5,691	$4,830	$4,860	$4,860
Debt to debt-plus-stockholders’ equity ratio	73.1%	74.6%	76.2%	79.9%	79.9%	81.3%	84.0%	83.6%	83.6%

Cash distributions received from interests in:
Williams Partners L.P.
General partner	$226	$227	$224	$14	$691	$15	$216	$224	$455
Limited partner	289	288	289	289	1,155	289	288	289	866

	$515	$515	$513	$303	$1,846	$304	$504	$513	$1,321

Dividend Coverage Ratio

(UNAUDITED)

	2015					2016
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Distributions from WPZ (accrued / “as declared” basis) (3)	$515	$513	$513	$513	$2,054	$513	$513	$522	$1,548

Williams NGL & Petchem Services adjusted cash flow (see below)	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(13)	(39)
Corporate interest	(64)	(64)	(63)	(64)	(255)	(66)	(67)	(68)	(201)

Subtotal	446	446	445	443	1,780	433	434	441	1,308
WMB cash tax rate	-12%	0%	0%	0%	-3%	0%	-1%	0%	0%
WMB cash taxes (excludes cash taxes paid by WPZ) (1)	55	—	—	—	55	2	3	—	5
Corporate Capex	(6)	(5)	(6)	(7)	(24)	(6)	(4)	—	(10)

WMB cash available for dividends and other uses (4)	$495	$441	$439	$436	$1,811	$429	$433	$441	$1,303
WMB dividends paid	(434)	(442)	(480)	(480)	(1,836)	(480)	(481)	(150)	(1,111)

Excess cash available after dividends	$61	$(1)	$(41)	$(44)	$(25)	$(51)	$(48)	$291	$192
Dividend per share	$0.5800	$0.5900	$0.6400	$0.6400	$2.4500	$0.6400	$0.6400	$0.2000	$1.4800
Coverage ratio (2)(3)	1.14	1.00	0.91	0.91	0.99	0.89	0.90	2.94	1.17

Williams NGL & Petchem Services Adjusted Cash Flow:
Modified EBITDA	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(62)	(529)
Segment adjustments	—	—	—	64	64	24	417	49	490

Adjusted EBITDA	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(13)	(39)
Less: Maintenance Capex	—	—	—	—	—	—	—	—	—

Adjusted cash flow	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(13)	(39)

Notes:

(1)	A refund was received in the first quarter of 2015 related to a 2014 tax Net Operating Loss, due to bonus depreciation, that yielded a carryback refund from 2012.
(2)	WMB cash available for dividends and other uses / WMB dividends paid.
(3)	Cash distributions for the third and fourth quarters of 2015 and the first quarter of 2016 have been increased by $209 million, $209 million, and $10 million, respectively, in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios. Cash distributions for the third quarter of 2016 has been increased by $150 million in order to exclude the impact of the IDR waiver associated with the sale of the Canadian operations.
(4)	As previously announced, effective with the third quarter of 2016, Williams reduced its regular dividend from $0.64 per share to $0.20 per share. The dividend reduction supports Williams’ plan to reinvest a portion of the cash available for dividends and other uses into Williams Partners.